Affinity Bancshares, Inc.

Announces Third Quarter 2024

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $1.7 million for the three months ended September 30, 2024, as compared to $1.6 million for the three months ended September 30, 2023.

	At or for the three months ended,
Performance Ratios:	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net income (in thousands)	$1,730	$1,031	$1,335	$1,514	$1,623
Diluted earnings per share	0.26	0.16	0.20	0.23	0.25
Common book value per share	20.02	19.49	19.21	18.94	18.50
Tangible book value per share (1)	17.18	16.64	16.36	16.08	15.63
Total assets (in thousands)	878,561	873,582	869,547	843,258	855,431
Return on average assets	0.78%	0.48%	0.63%	0.70%	0.74%
Return on average equity	5.43%	3.33%	4.38%	5.03%	5.42%
Equity to assets	14.61%	14.32%	14.18%	14.41%	13.85%
Tangible equity to tangible assets (1)	12.80%	12.49%	12.33%	12.50%	11.95%
Net interest margin	3.52%	3.71%	3.38%	3.32%	3.36%
Efficiency ratio	71.48%	78.74%	75.96%	74.30%	71.78%
(1) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Net Income

•
Net income was $1.7 million for three months ended September 30, 2024 as compared to $1.6 million for the three months ended September 30, 2023, as a result of an increase in net interest income partially offset by an increase in noninterest expenses.

Results of Operations

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Net interest income was $7.4 million for the three months ended September 30, 2024 compared to $6.9 million for the three months ended September 30, 2023. The increase was due to an increase in interest income on loans, partially offset by a rise in deposit and borrowing costs and a decrease in interest income on interest-earning deposits.
•
Net interest margin for the three months ended September 30, 2024 increased to 3.52% from 3.36% for the three months ended September 30, 2023. The increase in the margin relates to increases in our yield on earning assets exceeding our increases in our deposits and borrowing costs.
•
Noninterest income decreased $64,000 to $566,000 for the three months ended September 30, 2024.
•
Non-interest expense increased $298,000 to $5.7 million for the three months ended September 30, 2024 compared to the respective period in 2023, due to increases in professional fees related to our proposed merger with Atlanta Postal Credit Union and increases in salaries and employee benefits.
•
Net interest income was $21.7 million for the nine months ended September 30, 2024 compared to $20.5 million for the nine months ended September 30, 2023. The increase was due to an increase in interest income on loans and investment securities, partially offset by a rise in deposit and borrowing costs and a decrease in interest income on interest-earning deposits.
•
Net interest margin for the nine months ended September 30, 2024 increased to 3.54% from 3.36% for the nine months ended September 30, 2023. The increase in the margin relates to increases in our yield on earning assets exceeding our increases in our deposits and borrowing costs.
•
Provision for credit losses, which is related to provision on unfunded commitments was $213,000 for the nine months ended September 30, 2024 compared to $7,000 for the nine months ended September 30, 2023.
•
Noninterest income decreased $5,000 to $1.8 million for the nine months ended September 30, 2024.
•
Non-interest expense increased $2.1 million to $18.0 million for the nine months ended September 30, 2024 compared to the respective period in 2023, due to increases in professional fees related to our proposed merger with Atlanta Postal Credit Union and increases in salaries and employee benefits.

Financial Condition

•
Total assets increased $35.3 million to $878.6 million at September 30, 2024 from $843.3 million at December 31, 2023, as we experienced loan growth.
•
Total gross loans increased $37.7 million to $697.6 million at September 30, 2024 from $659.9 million at December 31, 2023. The increase was due to steady loan demand in construction and commercial non-owner occupied properties.
•
Non-owner occupied office loans totaled $32.7 million at September 30, 2024; the average LTV on these loans is 46.6%, including
o
$14.5 million medical/dental tenants and
o
$18.2 million to other various tenants.
•
Investment securities held-to-maturity unrealized gains were $189,000, net of tax. Investment securities available-for-sale unrealized losses were $4.7 million, net of tax.
•
Cash and cash equivalents increased $2.3 million to $52.3 million at September 30, 2024 from $50.0 million at December 31, 2023.
•
Deposits increased by $9.3 million to $683.8 million at September 30, 2024 compared to $674.4 million at December 31, 2023, with a $16.5 million net increase in demand deposits partially offset by $7.1 million decrease in certificates of deposits.
•
Uninsured deposits were approximately $103.7 million at September 30, 2024 and represented 15.2% of total deposits.
•
Borrowings increased by $18.8 million to $58.8 million at September 30, 2024 compared to $40.0 million at December 31, 2023 as we continue to evaluate borrowing needs related to enhancing bank liquidity.

Asset Quality

•
Non-performing loans decreased to $4.9 million at September 30, 2024 from $7.4 million at December 31, 2023.
•
The allowance for credit losses as a percentage of non-performing loans was 172.4% at September 30, 2024, as compared to 120.1% at December 31, 2023.
•
Allowance for credit losses to total loans decreased to 1.20% at September 30, 2024 from 1.35% at December 31, 2023.
•
Net loan charge-offs were $523,000 for the nine months ended September 30, 2024, as compared to net loan charge-offs of $114,000 for the nine months ended September 30, 2023.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; changes in the value of our goodwill and other intangible assets; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; and the effects of natural disasters and geopolitical events, including terrorism, conflict and acts of war. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Nine Months Ended September 30,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$681,876	$30,575	5.99%	$659,416	$26,131	5.30%
Investment securities held-to-maturity	33,892	1,567	6.18%	33,733	1,549	6.14%
Investment securities available-for-sale	47,783	1,377	3.85%	49,616	1,299	3.50%
Interest-earning deposits and federal funds	51,105	1,964	5.13%	69,340	2,527	4.87%
Other investments	5,676	263	6.19%	2,285	109	6.38%
Total interest-earning assets	820,332	35,746	5.82%	814,390	31,615	5.19%
Non-interest-earning assets	50,238			51,675
Total assets	$870,570			$866,065

Interest-bearing liabilities:
Interest-bearing checking accounts	$88,243	$344	0.52%	$92,614	$172	0.25%
Money market accounts	145,284	3,496	3.21%	139,726	2,472	2.37%
Savings accounts	73,056	1,563	2.86%	88,528	1,680	2.54%
Certificates of deposit	218,641	6,884	4.21%	207,734	5,691	3.66%
Total interest-bearing deposits	525,224	12,287	3.12%	528,602	10,015	2.53%
FHLB advances and other borrowings	53,857	1,727	4.28%	33,975	1,109	4.36%
Total interest-bearing liabilities	579,081	14,014	3.23%	562,577	11,124	2.64%
Non-interest-bearing liabilities	166,911			184,871
Total liabilities	745,992			747,448
Total stockholders' equity	124,578			118,617
Total liabilities and stockholders' equity	$870,570			$866,065
Net interest rate spread			2.59%			2.55%
Net interest income		$21,732			$20,491
Net interest margin			3.54%			3.36%

	For the Three Months Ended September 30,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$698,877	$10,596	6.03%	$660,456	$9,113	5.47%
Investment securities held-to-maturity	33,235	511	6.12%	34,158	525	6.10%
Investment securities available-for-sale	47,600	435	3.64%	49,242	461	3.71%
Interest-earning deposits and federal funds	52,250	668	5.09%	68,892	889	5.12%
Other investments	6,091	92	6.01%	2,053	36	6.96%
Total interest-earning assets	838,053	12,302	5.84%	814,801	11,024	5.37%
Non-interest-earning assets	47,471			51,971
Total assets	$885,524			$866,772

Interest-bearing liabilities:
Interest-bearing checking accounts	$87,569	$127	0.58%	$90,682	$73	0.32%
Money market accounts	149,321	1,238	3.30%	142,346	987	2.75%
Savings accounts	71,003	509	2.85%	81,756	569	2.76%
Certificates of deposit	217,307	2,313	4.23%	232,276	2,286	3.90%
Total interest-bearing deposits	525,200	4,187	3.17%	547,060	3,915	2.84%
FHLB advances and other borrowings	63,323	701	4.40%	20,000	208	4.13%
Total interest-bearing liabilities	588,523	4,888	3.30%	567,060	4,123	2.88%
Non-interest-bearing liabilities	170,197			180,868
Total liabilities	758,720			747,928
Total stockholders' equity	126,804			118,844
Total liabilities and stockholders' equity	$885,524			$866,772
Net interest rate spread			2.54%			2.49%
Net interest income		$7,414			$6,901
Net interest margin			3.52%			3.36%

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

(unaudited)

	September 30, 2024	December 31, 2023
	(Dollars in thousands except per share amounts)
Assets
Cash and due from banks	$5,316	$6,030
Interest-earning deposits in other depository institutions	46,983	43,995
Cash and cash equivalents	52,299	50,025
Investment securities available-for-sale	48,400	48,561
Investment securities held-to-maturity (estimated fair value of $32,571, net of allowance for credit losses of $45 at September 30, 2024 and estimated fair value of $33,835, net of allowance for credit losses of $45 at December 31, 2023)	32,273	34,206
Other investments	6,167	5,434
Loans	697,572	659,876
Allowance for credit loss on loans	(8,398)	(8,921)
Net loans	689,174	650,955
Other real estate owned	—	2,850
Premises and equipment, net	3,469	3,797
Bank owned life insurance	16,385	16,086
Intangible assets	18,223	18,366
Other assets	12,171	12,978
Total assets	$878,561	$843,258

Liabilities and Stockholders' Equity

Liabilities:
Non-interest-bearing checking	$161,361	$154,689
Interest-bearing checking	87,947	85,362
Money market accounts	151,232	138,673
Savings accounts	69,426	74,768
Certificates of deposit	213,804	220,951
Total deposits	683,770	674,443
Federal Home Loan Bank advances and other borrowings	58,815	40,000
Accrued interest payable and other liabilities	7,600	7,299
Total liabilities	750,185	721,742
Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,412,430 issued and outstanding at September 30, 2024 and 6,416,628 issued and outstanding at December 31, 2023)	64	64
Preferred stock (10,000,000 shares authorized, no shares outstanding)	—	—
Additional paid in capital	62,049	61,026
Unearned ESOP shares	(4,430)	(4,587)
Retained earnings	75,441	71,345
Accumulated other comprehensive loss	(4,748)	(6,332)
Total stockholders' equity	128,376	121,516
Total liabilities and stockholders' equity	$878,561	$843,258

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Dollars in thousands except per share amounts)
Interest income:
Loans, including fees	$10,596	$9,113	$30,575	$26,131
Investment securities	1,038	1,022	3,207	2,957
Interest-earning deposits	668	889	1,964	2,527
Total interest income	12,302	11,024	35,746	31,615
Interest expense:
Deposits	4,187	3,915	12,287	10,015
FHLB advances and other borrowings	701	208	1,727	1,109
Total interest expense	4,888	4,123	14,014	11,124
Net interest income before provision for credit losses	7,414	6,901	21,732	20,491
Provision for credit losses	—	—	213	7
Net interest income after provision for credit losses	7,414	6,901	21,519	20,484
Noninterest income:
Service charges on deposit accounts	364	426	1,150	1,222
Net gain on sale of other real estate owned	—	—	135	—
Other	202	204	570	638
Total noninterest income	566	630	1,855	1,860
Noninterest expenses:
Salaries and employee benefits	3,257	3,007	9,853	9,047
Occupancy	600	637	1,833	1,919
Data processing	520	525	1,538	1,504
Professional fees	356	160	1,737	475
Other	971	1,077	3,032	2,939
Total noninterest expenses	5,704	5,406	17,993	15,884
Income before income taxes	2,276	2,125	5,381	6,460
Income tax expense	546	502	1,285	1,525
Net income	$1,730	$1,623	$4,096	$4,935
Weighted average common shares outstanding
Basic	6,412,511	6,417,754	6,415,246	6,500,562
Diluted	6,611,468	6,493,114	6,555,096	6,575,923
Basic earnings per share	$0.27	$0.25	$0.64	$0.76
Diluted earnings per share	$0.26	$0.25	$0.62	$0.75

Explanation of Certain Unaudited Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. Additionally, the Company believes the following information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation tables below for details on the earnings impact of these items.

	For the Three Months Ended
Non-GAAP Reconciliation	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Tangible book value per common share reconciliation
Book Value per common share (GAAP)	$20.02	$19.49	$19.21	$18.94	$18.50
Effect of goodwill and other intangibles	(2.84)	(2.85)	(2.85)	(2.86)	(2.87)
Tangible book value per common share	$17.18	$16.64	$16.36	$16.08	$15.63
Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	14.61%	14.32%	14.18%	14.41%	13.85%
Effect of goodwill and other intangibles	(1.81)%	(1.83)%	(1.85)%	(1.91)%	(1.90)%
Tangible equity to tangible assets (1)	12.80%	12.49%	12.33%	12.50%	11.95%
(1) Tangible assets is total assets less intangible assets. Tangible equity is total equity less intangible assets.